UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

FUNDAMENTAL GLOBAL INC.

(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF FUNDAMENTAL GLOBAL INC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

FUNDAMENTAL GLOBAL INC.

6408 Bannington Road

Charlotte, NC 28226

INFORMATION STATEMENT

September __, 2025

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

This notice and the accompanying information statement (the “Information Statement”) are being distributed to the holders of record (the “Stockholders”) of the common stock, par value, $0.001 per share (“Common Stock”), of Fundamental Global Inc., a Nevada corporation (the “Company”), as of the close of business on September 4, 2025 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this notice and the accompanying Information Statement is to notify the stockholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding common stock as of the Record Date (the “Written Consent”). The Written Consent approved (i) an amendment to the Company’s amended and restated articles of incorporation (the “Current Articles”) to: (a) increase the number of authorized shares of capital stock to one trillion (1,000,000,000,000) shares, of which nine hundred billion (900,000,000,000) shares shall be designated as common stock, par value $0.001 per share (the “Common Stock”), one hundred billion (100,000,000,000) shares shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”), and ten billion (10,000,000,000) shares of such Preferred Stock shall be designated as 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (the “Cumulative Preferred Stock”); (b) require that certain “Concurrent Jurisdiction Actions” and “Internal Actions” (as such terms are defined in NRS 78.046, collectively, the “Internal Actions”) must be brought solely or exclusively in the Eighth Judicial District Court of Clark County in the State of Nevada and that such Internal Actions should be tried before a judge rather than a jury, in accordance with NRS 78.046(4); (c) clarify that any change of the Company’s name shall not require consent of the Stockholders, in accordance with NRS 78.390(8); (d) have the Company “opt out” to the interested stockholder combination provisions set forth in NRS Sections 78.411 to 78.444, inclusive; and (e) have the Company “opt in” to the control share provisions set forth in NRS Sections 78.378 to 78.3793, inclusive; in each case, pursuant to a Certificate of Amendment (the “Charter Amendment”), a copy of which is attached to this Information Statement as Annex A; (ii) an amendment to Article VII, Section 11 of the Company By-Laws (the “By-Laws”) to clarify the applicable voting thresholds for proposed amendments to the By-Laws (the “By-Laws Amendment”), a copy of which is attached to this Information Statement as Annex B; and (iii) Amendment No. 4 to our 2021 Equity Incentive Plan (the “Plan Amendment”) to increase the number of shares authorized for issuance under the plan.

The Written Consent is the only stockholder approval required to effect the approval of the Charter Amendment, the By-Laws Amendment and the Plan Amendment. No consent or proxies are being requested from our stockholders, and our Board is not soliciting your consent or proxy in connection with the corporate action (the “Corporate Action”) described in this Information Statement. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Exchange Act. This Information Statement is first mailed to you on or about September __, 2025.

Please feel free to call us at (704) 994-8279 should you have any questions on the enclosed Information Statement.

FUNDAMENTAL GLOBAL INC.

D. Kyle Cerminara
Chief Executive Officer

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INFORMATION STATEMENT

FUNDAMENTAL GLOBAL INC.

6408 Bannington Road

Charlotte, NC 28226

This Information Statement is being furnished on or about September __, 2025, by the Board of Directors (the “Board”) of Fundamental Global to the holders of record of our outstanding common stock, par value $0.001 per share, (“Common Stock”), as of the close of business on the Record Date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On September 4, 2025, the Board deemed it in our best interests to approve: (i) an amendment to the Company’s Current Articles to: (a) increase the number of authorized shares of capital stock to one trillion (1,000,000,000,000) shares, of which nine hundred billion (900,000,000,000) shares shall be designated as common stock, par value $0.001 per share (the “Common Stock”), one hundred billion (100,000,000,000) shares shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”), and ten billion (10,000,000,000) shares of such Preferred Stock shall be designated as 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (the “Cumulative Preferred Stock”); (b) require that certain “Concurrent Jurisdiction Actions” and “Internal Actions” (as such terms are defined in NRS 78.046, collectively, the “Internal Actions”) must be brought solely or exclusively in the Eighth Judicial District Court of Clark County in the State of Nevada and that such Internal Actions should be tried before a judge rather than a jury, in accordance with NRS 78.046(4); (c) clarify that any change of the Company’s name shall not require consent of the Stockholders, in accordance with NRS 78.390(8); (d) have the Company “opt in” to the interested stockholder combination provisions set forth in NRS Sections 78.411 to 78.444, inclusive; and (e) have the Company “opt in” to the control share provisions set forth in NRS Sections 78.378 to 78.3793, inclusive; in each case, pursuant to a Certificate of Amendment (the “Charter Amendment”), a copy of which is attached to this Information Statement as Annex A; (ii) an amendment to Article VII, Section 11 of the Company By-Laws (the “By-Laws”) to clarify the applicable voting thresholds for proposed amendments to the By-Laws (the “By-Laws Amendment”), a copy of which is attached to this Information Statement as Annex B; and (iii) Amendment No. 4 to our 2021 Equity Incentive Plan (the “Plan Amendment”) to increase the number of shares authorized for issuance under the plan.

We are also providing notice to our stockholders that certain of our stockholders took action on September 4, 2025 (the “Record Date”), and as described below by the Written Consent. The purpose of this Information Statement is to inform holders of the shares of Common Stock that the Board considers the following actions to be in the best interests of us and our stockholders and that a majority of the votes outstanding has approved the following actions by the Written Consent with the actions approved in such Written Consent to be effective or taken, as the case may be, more than 20 calendar days from the date of mailing this Information Statement to you.

As of the Record Date, there were 1,328,554 shares of Common Stock outstanding, with one vote per share.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of votes outstanding may be substituted for a special meeting of the stockholders. Based on the foregoing and in order to eliminate the costs involved in holding a special meeting, the Board has determined not to call a special meeting of stockholders.

We will only deliver one copy of this Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 6408 Bannington Road, Charlotte, NC 28226.

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ACTION BY WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the voting shares outstanding is required to effect the action described herein.

As of the Record Date, there were 1,328,554 shares of Common Stock outstanding, with one vote per share, with 664,277 votes required to pass any stockholder resolutions.

The consenting stockholders, (the “Consenting Stockholders”), were the collective record owners of a total of 679,994 voting shares of Common Stock as of the Record Date, which represented approximately 51.183% of the shares outstanding as of the Record Date. Pursuant to the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the actions described herein by the Written Consent. There are no cumulative voting rights. No consideration was paid for the consent.

The Consenting Stockholders included each of the Company’s executive officers and members of the Board, representing an aggregate of 84,291 shares directly owned by all such current directors and executive officers and 376,492 shares beneficially owned by Fundamental Global GP, LLC, an entity affiliated with Mr. Cerminara.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock owned of record and beneficially by (i) each of our named executive officers and directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all directors and officers as a group. The number and percentages of shares beneficially owned are based on 1,328,554 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 calendar days of the Record Date.

Unless otherwise indicated below, we believe that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and dispose of the shares listed opposite the stockholder’s name. Unless otherwise indicated below, the address of each beneficial owner is c/o Fundamental Global Inc., 6408 Bannington Road, Charlotte, North Carolina 28226.

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Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Common Stock Outstanding
5% Holders
Fundamental Global GP, LLC (1)	329,965	24.8%

Executive Officers and Directors
D. Kyle Cerminara, Chief Executive Officer, Chairman of the Board (1) (2)	380,610	29.0%
Larry G. Swets, Jr. Head of Merchant Banking (3)	35,564	2.7%
Mark D. Roberson, Chief Financial Officer (4)	15,523	1.1%
Todd R. Major, Chief Accounting Officer (5)	6,686	*
Michael C. Mitchell, Director (6)	19,218	1.4%
Ndamukong Suh, Director (7)	10,573	*
Robert J. Roschman, Director (8)	13,981	*
Rita Hayes, Director (9)	9,694	*
Scott D. Wollney, Director (10)	8,575	*
Richard E. Govignon, Jr., Director (11)	10,167	*
Maja Vujinovic, Director, CEO of Digital Assets Division	-	*
Jose Vargas, Director and Head of Business Development of Digital Assets Division	-	*
Executive Officers and Directors as a Group (12 Persons) (12)	510,591	38.2%

* Less than 1.00%

(1)	Fundamental Global GP, LLC (referred to herein as “FGG”) shares voting and dispositive power with respect to 329,965 shares of common stock. Mr. Cerminara is Chief Executive Officer of FGG. Due to his positions with FGG and affiliated entities, Mr. Cerminara may be deemed to be beneficial owner of the shares of the Company’s common stock disclosed as directly owned by FGG. The business address for FGG and Mr. Cerminara is 6408 Bannington Road, Charlotte, North Carolina 28226.
(2)	Includes 46,527 shares of common stock directly owned by Mr. Cerminara, 301 shares held in Mr. Cerminara’s 401(k) plan, 617 shares held by Mr. Cerminara’s wife and children, and 3,200 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date. Also includes 329,965 shares of common stock beneficially owned by FGG, which, with its affiliates, is the largest stockholder of the Company. Mr. Cerminara, as Chief Executive Officer, Co-Founder and Partner of FGG, is deemed to have shared voting and dispositive power over the shares beneficially owned by FGG. Mr. Cerminara disclaims beneficial ownership of the shares beneficially owned by FGG.
(3)	Includes shares of common stock directly owned by Mr. Swets.
(4)	Includes 12,083 shares of common stock directly owned by Mr. Roberson and 3,440 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date.
(5)	Includes 6,366 shares of common stock directly owned by Mr. Major and 320 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date.
(6)	Includes shares of common stock directly owned by Mr. Mitchell.
(7)	Includes shares of common stock directly owned by Mr. Suh.
(8)	Includes shares of common stock directly owned by Mr. Roschman.
(9)	Includes shares of common stock directly owned by Ms. Hayes.
(10)	Includes shares of common stock directly owned by Mr. Wollney.
(11)	Includes shares of common stock directly owned by Mr. Govignon.
(12)	Includes 172,748 shares directly owned by all current directors and executive officers as a group, 301 shares held in Mr. Cerminara’s 401(k) plan, 617 shares held by Mr. Cerminara’s wife and children, 6,960 shares purchasable pursuant to stock options exercisable within 60 days of the Record Date, and 329,965 shares beneficially owned by FGG.

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APPROVAL OF THE PLAN AMENDMENT

The Company’s 2021 Equity Incentive Plan (the “2021 Plan”) was originally adopted by our Board of Directors on October 1, 2021 and was approved by our stockholders at our 2021 Annual Meeting of Stockholders. On May 16, 2023, the Board, with stockholder approval, amended the 2021 Plan with Amendment No. 1, to increase the number of shares authorized for issuance from 60,000 shares to 80,000 shares and on December 19, 2024, the Board, with stockholder approval, amended the 2021 Plan with Amendment No. 2, to increase the number of shares authorized for issuance from 80,000 shares to 180,000 shares. We obtained the Written Consent from the Consenting Stockholders on July 23, 2025, regarding a further amendment to the 2021 Plan to increase the number of shares of common stock authorized for issuance under the 2021 Plan from 180,000 shares to 10,000,000 shares (“Amendment No. 3”). On August 15, 2025, the Company commenced mailing a definitive information statement to all stockholders of record as of July 23, 2025 (the “August Information Statement”) concerning the Written Consent from the Consenting Stockholders approving Amendment No. 3. Accordingly, Amendment No. 3 will become effective on September 5, 2025, which is 20 days after the mailing of the August Information Statement. We obtained the Written Consent from the Consenting Stockholders on September 4, 2025, regarding a further amendment to the 2021 Plan to increase the number of shares of common stock authorized for issuance under the 2021 Plan from 10,000,000 shares to 40,000,000 shares (“Amendment No. 4”) because we believe that the 2021 Plan continues to be essential to our continued success, by allowing the Company to provide incentives to attract and retain key employees, non-employee directors and consultants and align their interests with those of our stockholders. The Board believes that the availability of additional shares of common stock for awards granted under the 2021 Plan is needed to enable the Company to meet its anticipated equity compensation objectives to attract, motivate and retain qualified employees, officers and directors.

As of the Record Date, approximately 69,415 shares remained available for issuance under the 2021 Plan. Our Board of Directors has determined that this amount is insufficient to meet our needs for future equity incentive awards. In its determination to seek the Written Consent from the Consenting Stockholders, the Board of Directors reviewed the Compensation Committee’s recommendations. Among other factors, the Board of Directors and the Compensation Committee have considered that (i) the Company desires to align the financial interests of its executives and other employees with those of the Company’s stockholders; (ii) the Company anticipates the use of equity compensation for recruitment and retention purposes in the future; (iii) the Company is seeking to conserve cash and intends to continue to use equity grants as a significant portion of director compensation and employee awards; and (iv) the Company’s objectives for the near future are likely to include the recruitment of executives and other personnel. Based on our historical equity grant practices, we believe that the approval of Amendment No. 4 will create an increased share reserve that will be sufficient for us to continue granting equity awards for approximately three to five years.

Summary of the Plan

Awards and Term of the Plan

Awards granted under the 2021 Plan may be in the form of stock options (which may be incentive stock options or nonqualified stock options), stock appreciation rights (or “SARs”), restricted shares, restricted share units, and other share-based awards. No awards may be made under the 2021 Plan after September 30, 2031 or such earlier date as the Board of Directors may terminate the 2021 Plan.

Administration

The 2021 Plan will be administered by the Compensation Committee, or by such other committee or subcommittee as may be appointed by our Board, and which consists entirely of two or more individuals who are “non-employee directors,” within the meaning of Rule 16b-3 under the Exchange Act, and “independent directors,” within the meaning of applicable stock exchange rules. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the 2021 Plan as it deems appropriate and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board of Directors also reserves the authority to administer and issue awards under the 2021 Plan.

Eligibility

The 2021 Plan provides for awards to our non-employee directors and to employees and consultants of the Company and our subsidiaries who are selected by the Compensation Committee, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. It is currently anticipated that approximately one hundred employees, six non-employee directors, and two consultants will be eligible for awards under the 2021 Plan, at the discretion of the Compensation Committee.

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Shares Available

The maximum number of shares that may be issued or transferred with respect to awards under the 2021 Plan is 40,000,000 shares, subject to adjustment in certain circumstances as described below. Shares issued under the 2021 Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled, or surrendered without the issuance of shares generally will again be available for issuance under the 2021 Plan. However, shares used to pay the exercise price of stock options, shares repurchased by the Company with stock option proceeds, and shares used to pay withholding taxes upon exercise, vesting or payment of an award, will not be added back to the share reserve under the 2021 Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2021 Plan, regardless of the number of shares used to settle the SAR.

Shares subject to awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company will not count against the share limit above, except as may be required by the rules and regulations of any stock exchange or trading market.

Non-Employee Director Award Limit

The 2021 Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $200,000.

Stock Options

Subject to the terms and provisions of the 2021 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all of the shares available for issuance under the 2021 Plan may be issued pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the 2021 Plan, the Compensation Committee or its delegate will determine the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. As of the last trading day prior to the Record Date, the closing price of our common stock as reported on The Nasdaq Stock Market was $11.40 per share. The method of exercising a stock option granted under the 2021 Plan will be set forth in the applicable award agreement and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

The grant of a stock option does not accord the recipient any of the rights of a stockholder, and such rights accrue only after the exercise of the stock option and the registration of shares in the recipient’s name.

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Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the 2021 Plan. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the 2021 Plan, the Compensation Committee may grant or sell restricted shares to plan participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service and/or the achievement of performance objectives and that are subject to restrictions on transferability). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares, except that any dividends with respect to unvested shares will be accumulated or reinvested in additional restricted shares until the vesting of the award. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Share Units

Under the 2021 Plan, the Compensation Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted share units are not shares and do not entitle the recipients to any of the rights of a stockholder. Restricted share units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The 2021 Plan also provides for grants of other share-based awards under the plan, which may include unrestricted shares or time-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, restricted share units or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance objectives). No dividend equivalents shall be granted with respect to shares underlying any stock option or SAR.

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Performance Objectives

The plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the 2021 Plan. Performance objectives may relate to the performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies. Any such performance objectives will be based on the achievement of one or more criteria selected by the Compensation Committee, which may include (but shall not be limited to) the following: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels.

Change in Control

The 2021 Plan generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the 2021 Plan are assumed in connection with a change in control, then, except as otherwise provided in the applicable award agreement or in another written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level. Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within two years after the change in control, the participant’s employment is involuntarily terminated without “cause”, or by the participant for “good reason”. Any stock options or SARs that become vested on a “double-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

To the extent outstanding awards granted under the 2021 Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards becoming vested at the “target” level. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

The Compensation Committee has the discretion to determine whether any outstanding awards granted under the 2021 Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2021 Plan, a “change in control” generally includes (a) the acquisition of 50% or more of the company’s common stock; (b) a reorganization, merger, consolidation or similar transaction, or a sale of substantially all of the Company’s assets; or (c) the complete liquidation or dissolution of the Company. The full definition of “change in control” is set out in the 2021 Plan.

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Whether a participant’s employment has been terminated for “cause” will be determined by the Company. Unless otherwise provided in the applicable award agreement or in an another written agreement with the participant, “cause”, as a reason for termination of a participant’s employment generally includes (a) an intentional act of fraud, embezzlement, theft or any other illegal or unethical act in connection with the performance of the participant’s duties to the Company or a subsidiary that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, or any other terminable offense under the Company’s policies and practices; (b) intentional damage to the Company’s (or a subsidiary’s) assets; (c) conviction of (or plea of nolo contendere to) any felony or other crime involving moral turpitude; (d) improper, willful and material disclosure or use of the Company’s (or a subsidiary’s) confidential information or other willful material breach of the participant’s duty of loyalty to the Company or a subsidiary; (e) a willful, material violation of the Company’s policies and procedures as set out in its employee handbook or a material violation of the Company’s code of conduct that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, monetarily or otherwise; or (f) the participant’s willful failure or refusal to follow the lawful and good faith directions of the Company or a subsidiary.

For purposes of the 2021 Plan, unless otherwise provided in the applicable award agreement or in another written agreement with the participant, “good reason” generally includes (a) the assignment to the participant of any duties that are materially inconsistent with the participant’s duties or responsibilities as assigned by the Company or a subsidiary, or any other action by the Company or a subsidiary that results in a material diminution in the participant’s duties or responsibilities, unless remedied by the Company promptly after receipt of notice from the participant; or (b) any material failure by the Company or a subsidiary to comply with its agreed obligations to the participant, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice from the participant.

Forfeiture and Recoupment of Awards

Awards granted under the 2021 Plan may be subject to forfeiture or recoupment as provided pursuant to the Company’s Clawback Policy, as filed as Exhibit 97 to the Company’s Annual Report on Form 10-K, which is incorporated by reference herein.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2021 Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2021 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2021 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment; Prohibition on Re-Pricing

The Board of Directors may amend, alter or discontinue the 2021 Plan at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules.

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Except in connection with a corporate transaction, no award may be amended or otherwise subject to any action that would be treated as a “re-pricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2021 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us.

Restricted Shares. A participant will not recognize taxable income at the time of grant of restricted shares, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares.

Restricted Share Units. A participant will not recognize taxable income at the time of grant of a restricted share unit award. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us.

Other Share-Based Awards and Cash-Based Awards. Generally, participants will recognize taxable income at the time of payment of cash-based awards and at the time of settlement of other share-based awards (with the amount of income recognized pursuant to other share-based awards generally being equal to the amount of cash and the fair market value of any shares delivered under the award).

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Tax Deductibility of Compensation Provided Under the 2021 Plan. When a participant recognizes ordinary compensation income as a result of an award granted under the 2021 Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

For example, Section 162(m) of the Internal Revenue Code disallows the deduction of certain compensation in excess of $1 million per year payable to certain covered employees of a public company, and the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, expanded the scope of Section 162(m) in several respects, including by repealing an exemption from the $1 million deduction limit for “qualified performance-based compensation,” generally effective for taxable years beginning after December 31, 2017. As a result, except as otherwise permitted pursuant to applicable transition rules, compensation paid in 2021 or a later fiscal year to one of our covered employees generally would not be deductible by the Company to the extent that it exceeds $1 million.

Further, to the extent that compensation provided under the Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2021 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

Registration with the SEC

The Company intends to file an amendment to the Registration Statement on Form S-8 currently filed with the SEC relating to the issuance of shares under the 2021 Plan with the SEC pursuant to the Securities Act of 1933, as amended, after the effectiveness of the approval by the Consenting Stockholders of Amendment No. 3.

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2021 Plan or the amount of such awards. Information regarding our recent practices with respect to equity awards under the 2021 Plan are presented in the “Summary Compensation Table” and “Director Compensation” in the Company’s Annual Report on Form 10-K/A incorporated by reference herein.

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APPROVAL OF THE CHARTER AMENDMENT

Our Current Articles authorize us to issue up to 4,000,000 shares of Common Stock, 99,000,000 shares of Undesignated Preferred Stock and 1,000,000 shares of Series A Preferred Stock. On August 15, 2025, the Company commenced mailing a definitive information statement to all stockholders of record as of July 23, 2025 (the “August Information Statement”) concerning the Written Consent from the Consenting Stockholders approving an amendment to our Current Articles (the “July Charter Amendment”). The July Charter Amendment will increase the authorized number of shares of Common Stock to 1,000,000,000 shares, increase the authorized number of shares of Undesignated Preferred Stock to 500,000,000, increase the authorized number of shares of Series A Preferred Stock to 15,000,000 shares and change the Company’s name to “FG Nexus Inc.” The July Charter Amendment will become effective when the Nevada Secretary of State declares the July Charter Amendment effecting after it is filed with the Nevada Secretary of State on September 5, 2025, which is 20 days after the mailing of the August Information Statement.

Our Board of Directors and Consenting Stockholders have approved a new amendment to our Current Articles, (the “Charter Amendment”) to (a) increase the number of authorized shares of capital stock to one trillion (1,000,000,000,000) shares, of which nine hundred billion (900,000,000,000) shares shall be designated as common stock, par value $0.001 per share (the “Common Stock”), one hundred billion (100,000,000,000) shares shall be designated as common stock, par value $0.001 per share (the “Common Stock”), twenty billion (20,000,000,000) shares shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”), and ten billion (10,000,000,000) shares of such Preferred Stock shall be designated as 8.00% Cumulative Preferred Stock, Series A, par value $25.00 per share (the “Cumulative Preferred Stock”); (b) require that certain “Concurrent Jurisdiction Actions” and “Internal Actions” (as such terms are defined in NRS 78.046, collectively, the “Internal Actions”) must be brought solely or exclusively in the Eighth Judicial District Court of Clark County in the State of Nevada and that such Internal Actions should be tried before a judge rather than a jury, in accordance with NRS 78.046(4); (c) clarify that any change of the Company’s name shall not require consent of the Stockholders, in accordance with NRS 78.390(8); (d) have the Company “opt in” to the interested stockholder combination provisions set forth in NRS Sections 78.411 to 78.444, inclusive; and (e) have the Company “opt in” to the control share provisions set forth in NRS Sections 78.378 to 78.3793, inclusive; in each case, pursuant to a Certificate of Amendment substantially in the form previously circulated to the Board (the “Charter Amendment”), which shall be filed with the Secretary of State of the State of Nevada (the “NV Filing Office”).

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Purpose of the Charter Amendment

The Company’s business objective is to acquire at least 10% of the outstanding ETH, which is valued at approximately $50 billion today. The Company has already filed an at-the-market and shelf registration statement with the U.S. Securities and Exchange Commission to raise $5 billion. We believe the Company will need to continue to raise capital through the issuance of securities to achieve the Company’s objective. Accordingly, the Board and the Consenting Stockholders have approved the Charter Amendment to increase the Company’s authorized share capital. We have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized common shares resulting from the increase in the number of our authorized shares of Common Stock.

In the Charter Amendment the Board and the Consenting Stockholders have also approved amendments that will require that certain “Concurrent Jurisdiction Actions” and “Internal Actions” (as such terms are defined in NRS 78.046, collectively, the “Internal Actions”) must be brought solely or exclusively in the Eighth Judicial District Court of Clark County in the State of Nevada and that such Internal Actions should be tried before a judge rather than a jury, in accordance with NRS 78.046(4). Nevada corporate law was recently revised to permit a Nevada corporation to specify in its articles of incorporation or by-laws that (a) certain types of internal affairs disputes (i.e., “Internal Actions”), as well as those types of action that may be subject to overlapping jurisdiction (such as those that can be brought in either state or federal courts, “Concurrent Jurisdiction Actions”), can be subject to exclusive jurisdiction in a specified court (which, with respect to Internal Actions, must include at least one court in the State of Nevada), and (b) that all or certain of such Internal Actions must be tried before a judge, rather than a jury. The Board elected to make these amendments to provide the Company with more certainty and predictability regarding where such disputes would be brought, who would be hearing them, and the legal reasoning and precedent that would likely be applied to these types of disputes.

The Charter Amendment, further, provides that any change of the Company’s name shall not require consent of the Stockholders, in accordance with NRS 78.390(8). Nevada corporate law was recently revised to provide that a name change amendment to the articles of incorporation does not require approval of the stockholders unless the articles of incorporation expressly requires such approval. There was a perceived ambiguity in the Company’s Current Articles as to whether such a name change amendment would require stockholder approval, so the Board desired to align the Company’s Current Articles more closely to the revised statute such that a Certificate of Amendment solely changing the name of the Company can be made solely with the approval of the Board.

Finally, the Charter Amendment provides that the Company will “opt out” to both the interested stockholder combination provisions set forth in NRS Sections 78.411 to 78.444 and the control share provisions set forth in NRS

Sections 78.378 to 78.3793. The Board and Consenting Stockholders decided to opt out of the “business combination” and “control share” anti-takeover provisions because there can be uncertainty at any given point in time if either applies (for example, the control share provisions only apply only to a corporation doing business in Nevada directly or through an affiliate and it must have 200 or more stockholders (at least 100 of which must have addresses in NV on the stock ledger). The Board and Consenting Stockholders determined to opt out of Nevada’s interested stockholder combination laws primarily to foster a more favorable environment for takeovers and to avoid anti-takeover measures that could suppress the Company’s stock value. By opting out, a Company can signal to potential acquirers and shareholders that its Board is more open to the possibility of a change of control transaction. We believe that opting out of the interested stockholder provisions, better serves stockholder interests, allowing the market to more freely determine the value of the Company in a potential sale.

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Possible Anti-Takeover Effects of the Proposed Increase in Authorized Capital Stock

The increase in authorized capital with respect to the authorized number of shares of Common Stock, Undesignated Preferred Stock and Series A Preferred Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our Company without further action by our stockholders. Authorized and unissued shares of Common Stock, Undesignated Preferred Stock or Series A Preferred Stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

While the Charter Amendment may have anti-takeover ramifications, our Board believes that the reasons for such Charter Amendment set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves our stockholders’ interests. The Charter Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of us.

No Pre-Emptive Rights

Holders of our Common Stock and Series A Preferred Stock do not have any pre-emptive or similar rights to acquire or subscribe for or purchase any additional shares of any class of capital stock that may be issued in the future and, therefore, future issuances of our Common Stock, Undesignated Preferred Stock or Series A Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

APPROVAL OF THE AMENDMENT TO THE BYLAWS

Currently, Article VII, Section 11 of our By-Laws provide that the By-Laws may be altered, amended or repealed by the Board or by the stockholders, as expressly provided in the Company’s Current Articles. Article IX of the Company’s Current Articles provides that (a) the Board may amend the By-Laws by the affirmative vote of a majority of the Directors then in officer (Article IX, Section 1) and (b) that the Stockholders may amend the By-Laws by the affirmative vote of at least a majority of the voting power of all then-outstanding shares of stock of the Company entitled to vote generally in the election of Directors, voting together as a single class. Our Board and the Consenting Stockholders have approved the Charter Amendment and the First Amendment to the By-Laws (the “By-Laws Amendment”), which taken together provide that our Board would reserve the sole authority to alter, amend, or repeal the Company’s By-Laws. A copy of the By-Laws Amendment is attached to this Information Statement as Annex B,

Purpose of the Amendment to the By-Laws

The purpose of the By-Laws Amendment is to provide our Board the sole authority to alter, amend or repeal the Company’s By-Laws. The Company believes giving the Board the authority to amend and repeal bylaws provides the Company with greater agility, improved governance, and operational efficiency. Bylaws are a corporation’s internal rulebook, and enabling the Board to update them, in accordance with state law, allows the company to respond quickly to evolving circumstances without needing a potentially time-consuming and costly shareholder vote. The Crypto business landscape is always in flux due to economic conditions, technological innovation, and regulatory changes. Board authority allows the Company to update its internal governance to address new challenges and opportunities, ensuring the rules remain relevant and effective. Requiring shareholder approval for every amendment to the By-Laws can be slow and cumbersome. Board authority to amend the By-Laws is a more nimble approach that enables the company to resolve governance issues quickly and efficiently, particularly in times of crisis. The By-Laws are complex legal documents, and minor ambiguities or errors can appear over time. Allowing the Board to make quick, non-controversial adjustments prevents minor flaws from becoming major procedural issues. Over time, the Company’s actual practices can diverge from the written By-Laws, which can create a legal risk. Regular reviews and amendments by the Board can clarify ambiguous language and ensure the By-Laws align with current operations, protecting the company from legal challenges. Also allowing the Board to unilaterally amend the By-Laws can be a powerful tool for adopting defensive measures against unwanted shareholder activism. These measures may include rules on director qualifications, advance notice for nominations, and how special shareholder meetings can be called.

No Dissenters’ Rights

You and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Current Articles or Bylaws, as amended, with respect to any matters described in this Information Statement.

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WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 30, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 14, 2025;

●	Our Current Report on Form 8-K filed with the SEC on March 20, 2025;

●	Our Current Report on Form 8-K filed with the SEC on July 30, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 7, 2025;

●	Our Current Report on Form 8-K filed with the SEC on August 8, 2025;

●	The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A, filed with the SEC on March 19, 2014, as updated by “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendment or report filed for the purpose of updating such description.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement, from the SEC at its website, www.sec.gov, or by writing or telephoning us at the following address:

FUNDAMENTAL GLOBAL INC.

6408 Bannington Road

Charlotte, NC 28226

Telephone: 704-994-8279

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CONCLUSION

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Board and the Consenting Stockholders. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. The actions approved in such Written Consent will be effective or taken, as the case may be, more than 20 calendar days from the date of mailing this Information Statement to you. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

D. Kyle Cerminara
Chief Executive Officer

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ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FUNDAMENTAL GLOBAL INC.

ANNEX B

AMENDMENT

TO THE

BY-LAWS

OF

FUNDAMENTAL GLOBAL INC.